STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated February 23rd, 2006, is entered into by and between Stadium SA, an entity organized pursuant to the laws of France and having its principal office at Le Zand Put Houck, France (“Stadium”), XL Generation AG, an entity established pursuant to the laws of Switzerland and having its principal office at 32 Sumfpstrasse, Zug, Switzerland (“XLG”) and XL Generation International Inc., a Nevada corporation having its principal offices at 460 Saint-Gabriel, Suite 21, Montreal, Quebec H2Y 2Z9 Canada (the “Company”).

W I T N E S S E T H :

WHEREAS, on or about July 28, 2005, XLG and Stadium executed an agreement (the “July 28, 2005 Agreement”) setting forth their relative rights and obligations, and the relative rights and obligations of the Terenvi Society (“Terenvi”) in connection with certain transactions;

WHEREAS, the Company is the holding corporation of XLG, and has agreed to intervene in the July 28, 2005 Agreement;

WHEREAS, Terenvi loaned XLG 1,600,000 euros pursuant to a loan agreement dated December 16, 2004 (the “Terenvi Loan Agreement”);

WHEREAS, Terenvi has transferred its rights and obligations pursuant to the Terenvi Loan Agreement to Stadium;

WHEREAS, the Soreve Society (“Soreve”) and XLG entered into an exclusive distribution agreement on April 13, 2004 (the “Soreve Distribution Agreement”);

WHEREAS, Soreve has transferred its rights and obligations pursuant to the Soreve Distribution Agreement to Stadium;

WHEREAS, on August 19, 2005, the Company entered into a Share Exchange Agreement with XLG, pursuant to which the Company acquired all of the issued and outstanding shares of common stock of XLG in exchange for the issuance at closing of an aggregate of 15 Million shares of restricted common stock of the Company; and

WHEREAS, the parties hereto hereby wish to modify Stadium’s obligations to the Company, so as to exchange such obligations for shares of restricted common stock of the Company.

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.  Purchase and Sale of Restricted Common Stock.

  (a) Subject to the terms and conditions stated herein, at the Closing (as defined below), the Company hereby agrees to issue to Stadium an aggregate of 1,236,824 shares (the “Shares”) of the restricted common stock of the Company, in lieu of any and all amounts owed by the Company or XLG as follows:

   (1) 846,884 shares of the restricted common stock of the Company in lieu of the sum in the amount of 1,600,000 euros (which amount the parties hereto hereby deem to be equal to $1,875,000, based on exchange rate of 1.1719 euros to $1.00) and in respect of which such number of the shares of restricted common stock of the Company have a purchase price of $2.214 per share.

    (2)  389 940 shares of the restricted common stock of the Company in lieu of the sum in the amount of 1,350,000 euros (which amount the parties hereto hereby deem to be equal to $1,616,105, based on exchange rate of 1.1971 euros to $1.00) and in respect of which such number of the shares of restricted common stock of the Company have a purchase price of $4.051 per share.

  (b) In consideration for the issuance and delivery of the Shares, the parties hereto agree that the Shares issued to Stadium are deemed satisfy any and all amounts and obligations due and owed to Stadium by XLG and the Company, and Stadium hereby releases and discharges XLG and the Company and each of their respective officers, directors, affiliates, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law or equity, against which Stadium, its successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever at any time prior to the date of this Agreement or hereafter. For purposes of clarity, the satisfaction and release by Stadium of all obligations of XLG and the Company shall include, but not be limited to, any and all amounts advanced or incurred by Stadium for the following purposes:

(1)	Financing of the development of sports facilities, including those at Dunfermline and Vancouver;
(2)	Advertising expenses; and
(3)	Expenses incurred pursuant to, or in connection with the Soreve Distribution Agreement.

  (c) The Closing. The closing (the "Closing") of the transactions contemplated hereunder shall take place simultaneously with the execution of this Agreement at such place as the parties may agree.

2. Representations and Warranties of Stadium.

Stadium hereby represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

(a)  Organization and Standing. Stadium is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)  Authorization and Power. Stadium has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by Stadium and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of Stadium or its Board of Directors, stockholders, or partners, as the case may be, is required. When executed and delivered by Stadium, this Agreement shall constitute the valid and binding obligation of Stadium enforceable against Stadium in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c)  No Conflict. The execution, delivery and performance of this Agreement by Stadium and the consummation by Stadium of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of Stadium’s charter or organizational documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which Stadium is a party or by which Stadium’s respective properties or assets are bound; or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Stadium or by which any property or asset of Stadium are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect Stadium’s ability to perform its obligations under this Agreement.

(d)  Acquisition for Investment. Stadium is purchasing the Shares for the purpose of investment and not with a view to or for sale in connection with distribution. Stadium does not have a present intention to sell any of the Shares, and will only dispose of the Shares in accordance with federal and state securities laws applicable to such disposition. Stadium acknowledges that it (i) has such knowledge and experience in financial and business matters such that Stadium is capable of evaluating the merits and risks of Stadium’s investment in the Company; (ii) is able to bear the financial risks associated with an investment in the Shares; and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company and the Subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation.

(e)  Rule 144. Stadium understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act of 1933 as amended (the "Securities Act") or an exemption from registration is available. Stadium acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act ("Rule 144"), and that Stadium has been advised that Rule 144 permits resales only under certain circumstances. Stadium understands that to the extent that Rule 144 is not available, Stadium will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f)  General. Stadium understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Stadium set forth herein in order to determine the applicability of such exemptions and the suitability of Stadium to acquire the Shares. Stadium understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(g)  No General Solicitation. Stadium acknowledges that the Shares were not offered to Stadium by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio; or (ii) any seminar or meeting to which Stadium was invited by any of the foregoing means of communications. Stadium, in making the decision to purchase the Shares, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

(h)  Qualified Investor and Suitable Investment. Stadium has experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. Stadium is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and Stadium is not a broker-dealer. Stadium acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

(i)  Certain Fees. Stadium has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders' structuring fees, financial advisory fees or other similar fees in connection with this Agreement.

(j)  Independent Investment. Stadium has not agreed to act with any other purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and Stadium is acting independently with respect to its investment in the Shares.

(k) Regulation S Representations. Stadium understands and acknowledges that the Shares have not been registered under the Securities Act and are being offered in reliance upon the exemptions provided in Regulation S of the Securities Act and the Rules and Regulations adopted thereunder. Accordingly, the Shares may not be offered or sold in the U.S. or to U.S. persons (as such term is used in Regulation S) unless the Shares are registered under the Securities Act, or an exemption for the regulation requirements is available. Furthermore, hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act. Stadium makes the following representations and warranties to the Company with the intent that the same may be relied upon in determining the suitability of Stadium as a purchaser of the Shares:

(1)  Stadium did not receive the offer for the Company for the Shares (the “Offer”), nor was it solicited to purchase the Shares, in the United States; that this Agreement has not been executed or delivered by Stadium in the United States, and neither Stadium nor any person acting on behalf of Stadium has engaged, directly or indirectly, in any negotiations with respect to the Offer or this Agreement in the United States;

(2)  Stadium is not a U.S. person (i.e., (i) not an individual resident in the U.S.; (ii) a partnership or corporation organized or incorporated in the United States; (iii) an estate of which any executor or administrator is a U.S. person; (iv) a trust of which any trustee is a U.S. person; (v) a dealer holding an account for a customer; (vi) an agency or branch of a foreign entity located in the U.S.; or (vii) a partnership or corporation (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. person;

(3)  Stadium is not purchasing the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio in the U.S.; (ii) any promotional seminar or meeting in the U.S.; or (iii) any solicitation by a person not previously known to him or it in connection with investments in securities generally;

(4)  The Shares have not been registered under the Securities Act or under any state securities laws and that Stadium agrees to transfer his, her or its Shares in the U.S. or to, or for the account or benefit of, U.S. persons only if (i) the Shares are duly registered under the Securities Act and all applicable state securities laws; or (ii) there is an exemption from registration under the Securities Act, including any exemption from the registration requirements of the Securities Act which may be available pursuant to Rule 903 or Rule 904 under Regulation S, and all applicable state securities laws; that prior to any such transfer the Company may require, as a condition affecting a transfer of the Shares, an opinion of counsel in form and substance satisfactory to the Company as to the registration or exemption therefrom under the Securities Act and applicable state securities laws; that the Company is under no obligation to register the Shares under the Securities Act or any applicable state securities laws on its or his or her behalf or to assist it or him or her in complying with any exemption from such registration;

(5)  Except as distributed by Stadium in accordance with the requirements and provisions of Rule 903 of Regulation S (i.e., the Shares may be allocated and distributed to Stadium’s managed accounts so long as such distribution is made by Stadium in the manner specified by Rule 903), the Shares will be acquired solely for the account of Stadium, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the Shares; and

(6)  Stadium agrees not to sell, pledge, transfer, dispose of, or otherwise deal with or engage in hedging transactions involving, his or her Shares or any portion thereof except as otherwise permitted herein, unless and until counsel for the Company shall have determined that the intended disposition or action is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

(l) Jurisdiction of Residence. Stadium’s jurisdiction of corporate domicile as set forth herein is true and correct.

(m) Section 13(d) Compliance. Stadium hereby states that he/she is acquainted with the requirements of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations issued thereunder. Stadium understands that, as a result of its acquisition of Shares, and in order to comply with Section 13(d) and the rules and regulations issued thereunder, Stadium may be required to file a Schedule 13D and hereby agrees to make such filing if so required.

3. Stock Legend.

Each certificate representing the Securities shall be stamped or otherwise imprinted with legends substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF AGREES THAT: (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SHARES EXCEPT (A) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S; OR (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS OR; (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS; OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO XL GENERATION INTERNATIONAL INC. AND THE TRANSFER AGENT FOR THE SHARES SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS XL GENERATION INTERNATIONAL INC. OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The Company agrees to reissue certificates representing any of the Shares, without the legend set forth above if at such time, prior to making any transfer of any such Shares, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Shares is required to be issued to a purchaser without a legend, in lieu of delivering physical certificates representing the Shares, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Shares to a purchaser by crediting the account of such purchaser's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system (to the extent not inconsistent with any provisions of this Agreement).

4.  Miscellaneous.

  (a) Choice of Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York and the federal laws of United States applicable therein, without giving effect to principles of conflicts of law.

  (b)  Jurisdiction. The parties hereby irrevocably consent to the in personam jurisdiction of the state or federal courts located in the State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or the transactions and the relationships established thereunder. The parties hereby agree that such courts shall be the venue and exclusive and proper forum in which to adjudicate such matters and that they will not contest or challenge the jurisdiction or venue of these courts.

  (c)  Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement, such other agreements, notes or instruments related to this transaction executed simultaneously herewith, or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

  (d)  Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.

  (e)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

  (f) Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by each party, in the case of a waiver, by the party waiving compliance.

  (g) Interpretation. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

   (h)  Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.

  (i) Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

  (j) Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

  (k) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

   (l) Further Assurances. From and after the date of this Agreement, upon the request of Stadium or the Company, the Company and Stadium shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first set forth above.

STADIUM SA

By:	/s/ Michel Delbaere
Name: Michel Delbaere
Title: President

XL GENERATION AG

By:	/s/ Alain Lemieux
Name: Alain Lemieux
Title: President

XL GENERATION INTERNATIONAL INC.

By:	/s/ Alain Lemieux
Name: Alain Lemieux
Title: President